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EXHIBIT 24


POWER OF ATTORNEY

   Know all persons by these presents, that each individual whose signature appears below hereby constitutes and appoints David R. Francisco and
W. Granger Souder, Jr., and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


SIGNATURE                           TITLE                         DATE


/s/ David R. Francisco      Chairman of the Board, Chief      October 13, 1998
DAVID R. FRANCISCO          Executive Officer, Treasurer
                               and Director (Principal
                           Executive Officer and Principal
                                 Financial Officer)

/s/ Marty E. Adams           President, Chief Operating       October 10, 1998
MARTY E. ADAMS                  Officer and Director


/s/ Edward J. Reiter        Senior Chairman of the Board      October 13, 1998
EDWARD J. REITER              of Directors and Director


/s/ James C. McBane          Vice Chairman of the Board       October 10, 1998
JAMES C. McBANE               of Directors and Director


FRED H. JOHNSON, III                  Director


/s/ Keith D. Burgett                  Director                October 10, 1998
KEITH D. BURGETT

/s/ Willard L. Davis                  Director                October 10, 1998
WILLARD L. DAVIS


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/s/ H. Lee Kinney                     Director                October 10, 1998
H. LEE KINNEY

/s/ Kenneth E. McConnell              Director                October 10, 1998
KENNETH E. McCONNELL

/s/ Glenn F. Thorne                   Director                October 10, 1998
GLENN F. THORNE

/s/ Gerard P. Mastroianni             Director                October 10, 1998
GERARD P. MASTROIANNI

/s/ Del E. Goedeker                   Director                October 10, 1998
DEL E. GOEDEKER

/s/ Joseph W. Tosh, II                Director                October 10, 1998
JOSEPH W. TOSH, II

/s/ Gerald D. Aller                   Director                October 12, 1998
GERALD D. ALLER


DAVID A. BRYAN                        Director


/s/ D. James Hilliker                 Director                October 12, 1998
D. JAMES HILLIKER

/s/ Marilyn O. McAlear                Director                October 10, 1998
MARILYN O. McALEAR

/s/ Thomas S. Noneman                 Director                October 10, 1998
THOMAS S. NONEMAN

/s/ Emerson J. Ross, Jr.              Director                October 14, 1998
EMERSON J. ROSS, JR.

/s/ Douglas J. Shierson               Director                October 11, 1998
DOUGLAS J. SHIERSON


C. GREGORY SPANGLER                   Director


ROBERT E. STEARNS                     Director